UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2007

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.         Completion of Acquisition or Disposition of Assets.

CBS Three Market Acquisition

On August 18, 2006, Entercom Communications Corp. (the “Company”) entered into an asset purchase agreement to acquire radio stations in three markets from CBS Corporation for $220.0 million in cash.  Specifically, the Company agreed to purchase the following radio stations from CBS Radio Stations, Inc., Texas CBS Radio, L.P. and CBS Radio, Inc. of Illinois (collectively “CBS I”):

Austin, TX	Cincinnati, OH	Memphis, TN
KKMJ-FM	WUBE-FM	WMC-FM
KAMX-FM	WKRQ-FM	WMFS-FM
KLQB-FM	WGRR-FM	WMC(AM)
KJCE(AM)	WYGY-FM

Concurrently with entering into this asset purchase agreement, the Company and CBS entered into a time brokerage agreement (“TBA”) pursuant to which the Company commenced operations of these stations on November 1, 2006.  On January 17, 2007, however, the Company entered into an exchange transaction with Bonneville International Corporation (“Bonneville”) pursuant to which Bonneville will acquire the Company’s four radio stations and related operations in the Cincinnati, Ohio market.  On February 26, 2007, Bonneville commenced operations of the above referenced Cincinnati stations (other than WGRR) under a TBA with the Company.  As of the date of this Current Report, the Bonneville exchange has not yet been completed.

On November 30, 2007, the Company completed the acquisition of the above referenced eleven radio stations from CBS.  The assets acquired include, among other things: (i) licenses and permits authorized by the FCC for or in connection with the operation of the radio stations, (ii) studio, antenna and transmitter site facilities, and (iii) broadcast and other studio equipment used to operate the radio stations.

CBS Rochester Acquisition

On August 18, 2006, the Company entered into a separate asset purchase agreement to acquire radio stations in Rochester, New York from CBS Radio Stations, Inc. (“CBS II” and together with CBS I collectively “CBS”) Specifically, the Company agreed to purchase the following four radio stations for a purchase price of $42.0 million dollars: WRMM-FM, WCMF-FM WPXY-FM and WZNE-FM.

On November 30, 2007, the Company completed the acquisition of these four radio stations.  The assets acquired include, among other things: (i) licenses and permits authorized by the FCC for or in connection with the operation of the radio stations; (ii) studio, antenna and transmitter site facilities; and (iii) broadcast and other studio equipment used to operate the radio stations.

Cumulus Cincinnati Exchange Transaction

On October 31, 2006, the Company entered into an asset exchange agreement with certain subsidiaries of Cumulus Media Partners LLC (“Cumulus”) pursuant to which the Company agreed to acquire the FCC authorizations relating to radio station WSWD-FM and other certain intellectual property in exchange for certain assets and FCC authorizations relating to radio station WGRR-FM.  Each of the stations included in this exchange serves the Cincinnati, Ohio radio market.

Concurrently with entering into this asset exchange agreement, the Company also entered into reciprocal TBAs pursuant to which, on November 1, 2006, the Company commenced operations of WSWD-FM, and Cumulus commenced operations of WGRR-FM.  On February 26, 2007, pending a related exchange transaction with Bonneville (described above), Bonneville commenced operations of WSWD-FM under a TBA with the Company.  The fair value of this exchange transaction of $31.0 million was determined under the provisions of SFAS No. 153, “Exchange of Nonmonetary Assets an Amendment of APB Opinion No. 29.”

On December 5, 2007, the Company completed this exchange transaction with Cumulus.  The assets that were exchanged include, among other things: (i) licenses and permits authorized by the FCC for or in connection with the operation of the respective radio stations; and (ii) antenna and transmitter site facilities.

Source Of Funds

The Company used borrowings under its existing credit facility to fund the $262.0 million purchase price of the two acquisitions from CBS.  (See disclosure contained in Item 2.03 which is hereby incorporated into this Item 2.01).  No cash was required to complete the Cumulus Cincinnati exchange transaction.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 2.01 of this Form 8-K concerning the Company’s acquisitions of radio stations from CBS is hereby incorporated into this Item 2.03.

On November 30, 2007, Entercom Radio, LLC (“Radio”), a wholly owned subsidiary of the Company, drew an aggregate amount of $262.0 million under its $1,050.0 million senior secured credit facility to fund the acquisition of the fifteen radio stations from CBS described under Item 2.01 above.  As previously disclosed, Radio entered into a $1,050.0 million senior secured credit facility pursuant to a Credit Agreement dated June 18, 2007, by and among Radio, as the borrower, the Company, Bank of America, N.A., as administrative agent and letter of credit issuer, JPMorgan Chase Bank N.A., as syndication agent and the lender parties thereto (the “Credit Agreement”).

The Company filed the Credit Agreement with the Securities and Exchange Commission as Exhibit 10.01 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30,

2007 (the terms of which are incorporated by reference herein).  A description of the Credit Agreement is included in the Company’s periodic report on Form 10-Q for the nine months ended September 30, 2007, which is incorporated herein by reference.

Item 7.01          Regulation FD Disclosure

Other Information Regarding Pending Transactions

For informational purposes, in the context of pending transactions, the Company notes that the following transactions are still pending and have not yet been consummated:

•                       On February 10, 2006, the Company agreed to acquire WVEI-FM (formerly WBEC-FM) in Springfield, Massachusetts from Great Northern Radio, LLC for $5.8 million in cash.  On October 26, 2006, the Company commenced operations of WVEI-FM under a TBA. Upon completion of this transaction, the Company will own one station in the Springfield market.

•                       On January 17, 2007, the Company entered into an agreement with Bonneville International Corporation (“Bonneville”) to exchange four radio stations in Cincinnati, Ohio and three radio stations in Seattle, Washington for Bonneville’s three radio stations in San Francisco, California and $1.0 million in cash.  On February 26, 2007, Bonneville commenced operations of the subject Cincinnati and Seattle stations and the Company commenced operations of the subject San Francisco stations.  Upon completion of the Bonneville exchange transaction, the Company will own three stations in the San Francisco market and continue to own four stations in the Seattle market.

•                       On January 31, 2007, the Company agreed to sell KTRO-AM (formerly KKSN-AM) in Portland, Oregon to Salem Communications Holding Corporation (“Salem”) for at least $4.2 million in cash.  On January 31, 2007, Salem commenced operations of KTRO-AM under a TBA. Upon completion of this transaction, the Company will continue to own six stations in the Portland market.

•                       On February 20, 2007, the Company agreed to sell KLQB-FM (formerly KXBT-FM) in Austin, Texas to Univision Radio Broadcasting Texas, L.P. for $20.0 million in cash.  On February 26, 2007, Univision commenced operations of KLQB-FM under a TBA. Upon completion of this transaction, the Company will continue to own three stations in the Austin market.

•                       In the Rochester, New York market, the Company must comply with certain regulatory requirements that require the divestiture of three stations due to the limit on the number of stations a company can own in this market.  The Company anticipates that the disposition of WRMM-FM, WZNE-FM and WFKL-FM will be completed during early 2008.  Upon divestiture of these three stations, the Company will continue to own five radio stations in the Rochester market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Stephen F. Fisher
Stephen F. Fisher
Executive Vice President & Chief Financial Officer

Dated: December 5, 2007